UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 8, 2025, Interactive Strength Inc. (the “Company”) entered into an Agreement for the Sale and Purchase of the Entire Issued Share Capital and Loan Notes of Wattbike (Holdings) Limited (“Wattbike”) (the “Purchase Agreement”) with the shareholders of Wattbike identified in the Purchase Agreement (the “Shareholders”) and holders of certain promissory notes (the “Notes’) issued by Wattbike (the “Noteholders”) to acquire the entire issued share capital and Notes of Wattbike (the “Transaction”).

On July 1, 2025 (the “Closing Date”), the parties consummated the Transaction. Pursuant to the terms of the Purchase Agreement, on the Closing Date, the Company acquired all of the issued and outstanding shares of Wattbike held by the Shareholders in exchange for £1.00. In addition, the Company acquired the Notes in exchange for paying the Noteholders 1,300,000 shares of the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E Preferred Stock”). The Noteholders may received additional consideration subject to the satisfaction of applicable milestones as previously disclosed in the Company’s Current Report on Form 8-K filed on April 11, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on June 26, 2025, the Company filed the Certificate of Designations of Series E Convertible Preferred Stock of Interactive Strength Inc. (the “Series E Certificate”) with the Secretary of State of the State of Delaware.

As previously disclosed and as set forth in Item 2.01 of this Current Report on Form 8-K, on July 1, 2025, the Company issued 1,300,000 shares of Series E Preferred Stock (the “Series E Shares”) in connection with the closing of the acquisition of Wattbike. The issuance of the Series E Shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

The description of the Purchase Agreement and Series E Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full texts of the Purchase Agreement and Series E Certificate, copies of which are attached as Exhibit 2.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements regarding Wattbike required by this Item 9.01(a) will be filed by amendment to this 8-K no later than 71 days after July 8, 2025 (the date that the Item 2.01 8-K is due).

(b) Pro Forma Financial Information.

The pro forma financial information regarding Wattbike required by this Item 9.01(b) will be filed by amendment to this 8-K no later than 71 days after July 8, 2025 (the date that that the Item 2.01 8-K is due).

(d) Exhibits

Exhibit No.	Description

2.1*

Agreement for the Sale and Purchase of the Entire Issued Share Capital and Loan Notes of Wattbike (Holdings) Limited, dated as of April 8, 2025, by and among Interactive Strength Inc., the Shareholders and the Loan Note Holders (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 11, 2025).

3.1

Certificate of Designation of Series E Convertible Preferred Stock of Interactive Strength Inc (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 2, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S- K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	July 8, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)